CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 8-K/A of Generex Biotechnology Corporation dated March 22, 2019, our report dated January 30, 2019, with respect to the financial statements of Olaregen Therapeutix Inc.

/s/ Friedman LLP

Marlton, NJ

March 22, 2019